AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 21, 2001
                                                  REGISTRATION NO. 333-49830
================================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                        ----------------------------
                      Post-Effective Amendment No. 1
                                    to
                                  FORM S-4
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                       ----------------------------

                 MINNESOTA MINING AND MANUFACTURING COMPANY
  (Exact name of registrant as specified in its articles of incorporation)

       DELAWARE                     3290                   41-0417775
   (State or other           (Primary Standard           (IRS Employer
   jurisdiction of              Industrial             Identification No.)
   incorporation or           Classification
    organization)               Code Number)
                       ----------------------------

                                              GREGG M. LARSON, ESQ.
                                           ASSISTANT GENERAL COUNSEL,
         3M CENTER                            ASSISTANT SECRETARY
  ST. PAUL, MINNESOTA 55144          MINNESOTA MINING AND MANUFACTURING COMPANY
      (651) 733-1110                                3M CENTER
 (Address, including zip code,              ST. PAUL, MINNESOTA 55144
and telephone number, including                   (651) 733-1110
  area code, of registrant's          (Name and address, including zip code,
 principal executive offices)            and telephone number, including
                                         area code, of agent for service)
                       ----------------------------

                                                             COPIES TO:

           JEAN E. HANSON, ESQ.                          GREGG M. LARSON, ESQ.                  BERKLEY W. DUCK III, ESQ.
FRIED, FRANK, HARRIS, SHRIVER & JACOBSON              ASSISTANT GENERAL COUNSEL,                        ICE MILLER
           ONE NEW YORK PLAZA                             ASSISTANT SECRETARY                      ONE AMERICAN SQUARE
        NEW YORK, NEW YORK 10004              MINNESOTA MINING AND MANUFACTURING COMPANY                BOX 82001
           TEL: (212) 859-8000                                 3M CENTER                       INDIANAPOLIS, IN 46282-0002
           FAX: (212) 859-4000                          ST. PAUL, MN 55144-1000                    TEL: (317) 236-2100
                                                          TEL: (651) 733-1110                      FAX: (317) 236-2219
                                                          FAX: (651) 736-9469

                       ----------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO THE
PUBLIC: As soon as practicable after the effectiveness of this Registration Statement and the effective time of the merger described herein.

          If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |x|

                             Explanatory Note:

Minnesota Mining and Manufacturing Company is filing this Post-Effective Amendment No. 1 for the sole purpose of filing the additional tax opinion delivered at the closing of the merger as an exhibit to this Registration Statement, which it undertook to do in the final proxy statement/prospectus included in Amendment No. 1 to this Registration Statement.

                                  PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)  Exhibits.

       Exhibit Number                                               Description

          ##2.1 Agreement and Plan of Merger, dated as of October 2, 2000, among Minnesota Mining and Manufacturing Company, Barbados Acquisition, Inc. and Robinson Nugent, Inc.

           *3.1          Certificate of Incorporation, as amended as of May
                         19, 2000

          **3.2          Bylaws, as amended as of November 11, 1996

         ***4.1          Medium-term notes

           #5.1 Opinion of Gregg M. Larson, Assistant General Counsel of 3M, as to the legality of the securities being registered and consent to the use of the opinion in this registration statement

          ##8.1 Opinion of Fried, Frank, Harris, Shriver & Jacobson regarding certain federal income tax consequences described in the proxy statement/prospectus

            8.2          Closing tax opinion of Fried, Frank, Harris,
                         Shriver & Jacobson

          ##9.1 Voting and Stock Option Agreement among 3M, Robinson Nugent, Inc., Samuel C. Robinson, James
                         W. Robinson, Patrick C. Duffy and Larry W. Burke, dated October 2, 2000

          +10.1          1997 Management Stock Ownership Program

         ++10.2 Profit sharing plan, performance unit plan and other compensation arrangements

          #15 Awareness letter from PricewaterhouseCoopers LLP, independent auditors for Minnesota Mining and Manufacturing Company, regarding unaudited interim consolidated financial information

         ##23.1          Consent of PricewaterhouseCoopers LLP

         ##23.2 Consent of Deloitte & Touche LLP (independent auditors for Robinson Nugent, Inc.)

         ##23.3 Consent of Fried, Frank, Harris, Shriver & Jacobson (included in exhibit 8.1)

         ##24            Power of Attorney

         ##99.1 Form of proxy for the Special Meeting of Shareholders of Robinson Nugent, Inc.

--------------------
    * Incorporated by reference to 3M's Current Report on Form 8-K, filed with the SEC on July 27, 2000, as amended.

   ** Incorporated by reference to 3M's Current Report on Form 8-K filed with the SEC on November 20, 1996.

  *** Incorporated by reference to 3M's Registration Statement on Form S-3 filed with the SEC on June 15, 1999. (Registration No. 33-29329)

    + Incorporated by reference to 3M's Registration Statement on Form S-8 filed with the SEC on July 2, 1997.

   ++ Incorporated by reference in written description contained in 3M's Definitive Proxy Statement on Form 14A filed with the SEC on March 27, 2000.

    #          Previously filed on November 13, 2000.

   ##          Previously filed on January 11, 2001.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement No. 333-49830 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, and State of Minnesota, on the 21st day of February, 2001.

                                     MINNESOTA MINING AND
                                     MANUFACTURING COMPANY

                                     By:  /s/ Gregg M. Larson
                                          --------------------
                                          Name:   Gregg M. Larson
                                          Title:  Assistant General
                                                  Counsel, Assistant Secretary

     Pursuant to the requirements of the Securities Act of 1993, as amended, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the dates as indicated.

Signature                                       Title

               *                                Chairman of the Board,
---------------------------------------         Chief Executive Officer
      W. James McNerney Jr.                     and Director

               *                                Vice President,
---------------------------------------         Principal Financial
      Robert J. Burgstahler                     and Accounting Officer

               *                                Director
---------------------------------------
       Linda G. Alvarado

               *                                Director
---------------------------------------
        Ronald O. Baukol

               *                                Director
---------------------------------------
        Edward M. Liddy

               *                                Director
---------------------------------------
         Aulana L. Peters

               *                                Director
----------------------------------------
        Rozanne L. Ridgway

               *                                Director
---------------------------------------
          Frank Schrontz

               *                                Director
---------------------------------------
          F. Alan Smith


* By:  /s/ Gregg M. Larson
       -------------------------
       Gregg M. Larson
       Attorney-in-fact
       date:  February 21, 2001

                               EXHIBIT INDEX

       Exhibit Number         Description

           ##2.1 Agreement and Plan of Merger, dated as of October 2, 2000, among Minnesota Mining and Manufacturing Company, Barbados Acquisition, Inc. and Robinson Nugent, Inc.


            *3.1         Certificate of Incorporation, as amended as of May
                         19, 2000

           **3.2         Bylaws, as amended as of November 11, 1996

          ***4.1         Medium-term notes

            #5.1 Opinion of Gregg M. Larson, Assistant General Counsel of 3M, as to the legality of the securities being registered and consent to the use of the opinion in this registration statement

           ##8.1 Opinion of Fried, Frank, Harris, Shriver & Jacobson regarding certain federal income tax consequences described in the proxy statement/prospectus

             8.2         Closing tax opinion of Fried, Frank, Harris,
                         Shriver & Jacobson

           ##9.1 Voting and Stock Option Agreement among 3M, Robinson Nugent, Inc., Samuel C. Robinson, James
                         W. Robinson, Patrick C. Duffy and Larry W. Burke, dated October 2, 2000

           +10.1         1997 Management Stock Ownership Program

          ++10.2 Profit sharing plan, performance unit plan and other compensation arrangements

           #15 Awareness letter from PricewaterhouseCoopers LLP, independent auditors for Minnesota Mining and Manufacturing Company, regarding unaudited interim consolidated financial information

          ##23.1         Consent of PricewaterhouseCoopers LLP

          ##23.2 Consent of Deloitte & Touche LLP (independent auditors for Robinson Nugent, Inc.)

          ##23.3 Consent of Fried, Frank, Harris, Shriver & Jacobson (included in exhibit 8.1)

          ##24           Power of Attorney

          ##99.1 Form of proxy for the Special Meeting of Shareholders of Robinson Nugent, Inc.

--------------------
    * Incorporated by reference to 3M's Current Report on Form 8-K, filed with the SEC on July 27, 2000, as amended.

   ** Incorporated by reference to 3M's Current Report on Form 8-K filed with the SEC on November 20, 1996.

  *** Incorporated by reference to 3M's Registration Statement on Form S-3 filed with the SEC on June 15, 1999. (Registration No. 33-29329)

    + Incorporated by reference to 3M's Registration Statement on Form S-8 filed with the SEC on July 2, 1997.

   ++ Incorporated by reference in written description contained in 3M's Definitive Proxy Statement on Form 14A filed with the SEC on March 27, 2000.

    #     Previously filed on November 13, 2000.

   ##     Previously filed on January 11, 2001.

                                                                EXHIBIT 8.2

February 16, 2001

Minnesota Mining and Manufacturing Company
3M Center
St. Paul, Minnesota 55114

Robinson Nugent, Inc.
800 East Eighth Street
New Albany, Indiana  47151

Ladies and Gentlemen:

     We have acted as special counsel to Minnesota Mining and Manufacturing Company ("3M"), a Delaware corporation, in connection with the proposed merger (the "Merger") of Barbados Acquisition, Inc. ("Merger Sub"), an Indiana corporation and a wholly-owned subsidiary of 3M, with and into Robinson Nugent, Inc. ("Robinson Nugent"), an Indiana corporation, with Robinson Nugent surviving the Merger. The Merger will be consummated pursuant to the Agreement and Plan of Merger, dated as of October 2, 2000, by and among 3M, Merger Sub, and Robinson Nugent (the "Merger Agreement"). For purposes of this opinion, capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

     Pursuant to Section 7.1(f) of the Merger Agreement, you have requested that we render the opinion set forth below. In reaching the opinion expressed below, we have reviewed and relied on (i) the Merger Agreement,
(ii) the Registration Statement of 3M on Form S-4 filed in connection with the Merger (the "Registration Statement"), (iii) the Proxy Statement/Prospectus of 3M and Robinson Nugent, dated January 11, 2001, with respect to the Merger, (iv) representations made by 3M and Robinson Nugent contained, respectively, in the certificates of the officers of 3M and Robinson Nugent dated the date hereof (the "Officer's Certificates"), and (v) such other documents, information and materials as we have deemed necessary or appropriate. In reviewing these documents, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures, and the legal capacity of signatories.

     In addition, we have assumed that (i) all parties to the Merger Agreement and to any other documents reviewed by us, have acted, and will act, in accordance with the terms of the Merger Agreement and such other documents, and (ii) the Merger will be consummated at the Effective Time pursuant to the terms and conditions set forth in the Merger Agreement without the waiver or modification of any such terms and conditions. Furthermore, we have assumed, without independent investigation or verification, that (i) all representations contained in the Merger Agreement, as well as those representations contained in the Officer's Certificates are true, accurate and complete in all respects at the Effective Time; and (ii) any representations in the Officer's Certificates "to the best knowledge of" or similarly qualified are true, accurate and complete in all respects at the Effective Time without such qualification.

     The opinion expressed herein is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), currently applicable Treasury regulations, and existing judicial decisions and administrative pronouncements, all of which are subject to change at any time, possibly with retroactive effect. We assume no obligation to modify or supplement this opinion if, after the date hereof, any such provisions, Treasury regulations, decisions or pronouncements change or we become aware of any facts that might change our opinion or for any other reason. If there is any change in the applicable law or regulations, or if there is any new administrative or judicial interpretation of the applicable law or regulations, any or all of the federal income tax consequences described herein may become inapplicable.

     This letter addresses only the specific United States federal income tax consequences of the Merger and does not address any other federal, state, local, or foreign income, estate, gift, transfer, sales, use or other tax consequences that may result from the Merger.

     Based upon and subject to the foregoing and to the qualifications and limitations set forth herein, and in reliance upon the representations and assumptions described above, we are of the opinion that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code.

     The foregoing opinion reflects our legal judgment solely on the issue expressly presented and discussed herein. Our opinion is limited to legal rather than factual matters. This opinion has no official status or binding effect of any kind. Accordingly, we cannot assure you that the Internal Revenue Service or a court having jurisdiction over the issue will agree with this opinion. Moreover, if the Merger is effected on a factual basis different from that contemplated in the Merger Agreement, the Proxy Statement/Prospectus, or the representations contained in the Officer's Certificates, the opinion expressed herein may be inapplicable.

     The opinion expressed herein is solely for your benefit and may not be relied on in any manner or for any purpose by any other person or entity or otherwise referred to in any document without our prior express written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended.

     Very truly yours,


     /s/  Fried, Frank, Harris, Shriver & Jacobson
     ------------------------------------------------------
By:  FRIED, FRANK, HARRIS, SHRIVER & JACOBSON